UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 19, 2017

KINSALE CAPITAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37848 (Commission File Number)	98-0664337 (IRS Employer Identification No.)

2221 Edward Holland Drive, Suite 600 Richmond, VA 23230 (Address of principal executive offices)
(804) 289-1300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
This Current Report on Form 8-K/A amends the Current Reports on Form 8-K filed by Kinsale Capital Group, Inc. (the “Company”) on June 21, 2017 and August 29, 2017, regarding the election of Anne C. Kronenberg and Gregory M. Share, respectively, to the Board of Directors of the Company (the “Board”). At the time of Ms. Kronenberg’s and Mr. Share’s election to the Board, effective June 19, 2017 and August 28, 2017, respectively, neither were appointed to serve on any of the Board’s committees. This amendment reports Ms. Kronenberg’s and Mr. Share’s Board committee assignments.
On November 8, 2017, the Board made the following appointments, which were effective as of November 8, 2017:

•	Appointed Ms. Kronenberg to the Audit Committee, replacing Robert Lippincott III;

•	Appointed Mr. Share to the Compensation, Nominating and Corporate Governance Committee; and

•	Appointed Ms. Kronenberg and Mr. Share to the Investment Committee, replacing Steven J. Bensinger and Michael P. Kehoe.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINSALE CAPITAL GROUP, INC.

Dated: November 9, 2017	/s/ Bryan P. Petrucelli
Name: Bryan P. Petrucelli
Title: Senior Vice President, Chief Financial Officer and Treasurer